                                                                   Exhibit 21.01


Listed below are subsidiaries of the registrant, all of which are wholly owned, as of March 30, 2001:

                                                                                     Jurisdiction of
                                                    Subsidiary                        Incorporation
            ----------------------------------------------------------------         ----------------
            Application Methods, Inc. (d/b/a e-Sell Commerce Systems)                   Colorado
            IdealDial Corporation, (f/k/a Rocky Mountain Broadband, Inc.)               Colorado
            RMI-INI, Inc. (d/b/a Internet Now!)                                         Colorado
            Rocky Mountain Internet Subsidiary (Colorado), Inc.                         Colorado
            Infohiway, Inc.                                                             Colorado
            Internet Communications, Inc.                                               Colorado
            The Information Exchange, L.L.C.                                            Colorado